Exhibit 12

                INTERVEST BANCSHARES CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                          For the Nine Months Ended September 30, 2006
                                                                     ----------------------------------------------------
                                                                           Intervest
                                                                           Bancshares         Intervest         Intervest
                                                                          Corporation        Bancshares          Mortgage
($in thousands)                                                          Consolidated       Corporation       Corporation
-------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes (1)                                     $         31,452  $             45  $          4,473
Fixed charges, excluding interest on deposits (2)                               9,438             3,610             5,388
                                                                     ----------------------------------------------------
Earnings before income taxes and fixed charges, excluding interest
  on deposits                                                                  40,890             3,655             9,861
Interest on deposits                                                           46,995                 -                 -
                                                                     ----------------------------------------------------
Earnings before income taxes and fixed charges, including interest
  on deposits                                                        $         87,885  $          3,655  $          9,861
-------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
    Excluding interest on deposits                                             4.33 x            1.01 x            1.83 x
    Including interest on deposits                                             1.56 x            1.01 x            1.83 x
-------------------------------------------------------------------------------------------------------------------------

                                                                              For the Year Ended December 31, 2005
                                                                     ----------------------------------------------------
                                                                            Intervest
                                                                           Bancshares         Intervest         Intervest
                                                                          Corporation        Bancshares          Mortgage
($in thousands)                                                          Consolidated       Corporation       Corporation
-------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes (1)                                     $         32,250  $            112  $          5,745
Fixed charges, excluding interest on deposits (2)                              12,528             5,003             7,370
                                                                     ----------------------------------------------------
Earnings before income taxes and fixed charges, excluding interest
  on deposits                                                                  44,778             5,115            13,115
Interest on deposits                                                           44,919                 -                 -
                                                                     ----------------------------------------------------
Earnings before income taxes and fixed charges, including interest
  on deposits                                                        $         89,697  $          5,115  $         13,115
-------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
    Excluding interest on deposits                                             3.57 x            1.02 x            1.78 x
    Including interest on deposits                                             1.56 x            1.02 x            1.78 x
-------------------------------------------------------------------------------------------------------------------------

                                                                              For the Year Ended December 31, 2004
                                                                     ----------------------------------------------------
                                                                        Intervest
                                                                        Bancshares        Intervest         Intervest
                                                                       Corporation        Bancshares         Mortgage
($in thousands)                                                         Consolidated      Corporation       Corporation
-------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes (1)                                     $         20,229  $            107  $          4,379
Fixed charges, excluding interest on deposits (2)                              12,353             4,351             7,945
                                                                     ----------------------------------------------------
Earnings before income taxes and fixed charges, excluding interest
  on deposits                                                                  32,582             4,458            12,324
Interest on deposits                                                           26,330                 -                 -
                                                                     ----------------------------------------------------
Earnings before income taxes and fixed charges, including interest
  on deposits                                                        $         58,912  $          4,458  $         12,324
-------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
    Excluding interest on deposits                                             2.64 x            1.02 x            1.55 x
    Including interest on deposits                                             1.52 x            1.02 x            1.55 x
-------------------------------------------------------------------------------------------------------------------------

                                                                              For the Year Ended December 31, 2003
                                                                     -----------------------------------------------------
                                                                            Intervest
                                                                           Bancshares          Intervest         Intervest
                                                                          Corporation         Bancshares          Mortgage
($in thousands)                                                          Consolidated        Corporation       Corporation
--------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes (1)                              $         15,993  $           (638)  $          3,255
Fixed charges, excluding interest on deposits (2)                              10,127             3,024              7,140
                                                                     -----------------------------------------------------
Earnings before income taxes and fixed charges, excluding interest
on deposits                                                                    26,120             2,386             10,395
Interest on deposits                                                           18,437                 -                  -
                                                                     -----------------------------------------------------
Earnings before income taxes and fixed charges, including interest
  on deposits                                                        $         44,557  $          2,386   $         10,395
--------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
    Excluding interest on deposits                                             2.58 x             .79 x             1.46 x
    Including interest on deposits                                             1.56 x             .79 x             1.46 x
--------------------------------------------------------------------------------------------------------------------------

(1) Intervest Bancshares Corporation's earnings (loss) before income taxes includes dividends received from subsidiaries for purposes of this calculation.

(2) Fixed charges represent interest on debentures and federal funds purchased and amortization of debenture offering costs.